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                                                                    Exhibit 10.7


                       METROPOLITAN BANK AND TRUST COMPANY
                               RETENTION PAY PLAN


         THIS RETENTION PAY PLAN is entered into this _24th___ day of September, 2002, by Metropolitan Bank and Trust Company (the "Bank") for the benefit of certain key employees of the Bank listed on Schedule A hereto (each of whom shall be referred to herein as "Employee"). Any reference to the Company herein shall refer to Metropolitan Financial Corporation.

                                    RECITALS


         WHEREAS, the Bank desires to be ensured of the Employees' continued active participation in the business of the Bank and the Company in the event of a Change in Control; and

         WHEREAS, in order to induce the Employee to remain in the employ of the Bank and to provide further incentive to preserve and maintain the Bank's ongoing operations and project stability and soundness to the Bank's customers and employees, the Bank desires to provide benefits which shall be due the Employee in the event his or her employment with the Bank is terminated under specified circumstances.

         NOW THEREFORE, the Metropolitan Bank and Trust Company Retention Pay Plan (the "Plan") provides as follows:

         1. PURPOSE. The Plan provides financial benefits to certain executive officers and key employees who involuntarily lose their positions at the Bank or the Company, or any successor to the Bank or the Company, within one (1) year following a Change in Control.

         2. DEFINITIONS. The following words and terms shall have the meanings se forth below for the purposes of this Plan:

                  (a) ACQUIROR. Any company, bank or person that acquires "Control" of the Company or Bank within the meaning of 12 C.F.R. Section 574.4.

                  (b) CAUSE. Termination of the Employee's employment for "Cause" shall mean termination because of personal dishonesty, incompetence, willful misconduct, any breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or final cease-and-desist order.

                  (c) CHANGE IN CONTROL. "Change in Control" shall mean a change in control of a nature that: (i) would be required to be reported in response to Item 1(a) of the current report on Form 8-K, as in effect on the date hereof, pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"); or (ii) without limitation such a Change in Control shall be deemed to have occurred at such time as a plan of reorganization, merger, consolidation, sale of all or substantially all the


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                  assets of the Bank or the Company or similar transaction in which the Bank or Company is not the surviving institution occurs.

                  (d) DISABILITY. Termination by the Bank of the Employee's employment based on "Disability" shall mean termination because of any physical or mental impairment which qualifies the Employee for disability benefits under the applicable long-term disability plan maintained by the Bank or any subsidiary or, if no such plan applies, which would qualify the Employee for disability benefits under the Federal Social Security System.

                  (e) RETIREMENT. "Retirement" shall mean termination of the Employee's employment at age 65 or in accordance with any retirement policy established by the Bank. Upon termination of the Employee upon Retirement, no amounts or benefits shall be due the Employee under this Plan, and the Employee shall be entitled to all benefits under any retirement plan of the Bank and other plans to which the Employee is a party.

         3. PARTICIPATION. Participation in the Plan shall be approved by the Board of Directors of the Bank ("Board") and limited to the Employees listed in the attached Schedule A.

         4. ELIGIBILITY FOR BENEFITS. An Employee listed on the attached Schedule A shall be eligible to receive the benefits under the Plan if, within one (1) year following a Change in Control: (i) the Employee's employment is involuntarily terminated other than for Cause, Disability, Retirement or the Employee's death; (ii) Employee resigns after being notified that Employee's salary will be reduced by more than ten percent (10%) of his or her salary in effect as of the Change in Control; or (iii) Employee resigns because Employee's responsibilities or job position are substantially reduced from that in effect as of the Change in Control.

         5. BENEFITS UPON TERMINATION. If any of the events in clauses (i) through (iii) of Section 4 occurs with respect to an Employee following a Change in Control, the Acquiror shall pay the amounts set forth in the attached Schedule A.

         6. METHOD OF PAYMENT. The Employee shall receive his or her benefits in a single lump sum payment.

         7. SOURCE OF BENEFITS. The Acquiror shall pay the Employee's benefits under the Plan from its general assets.

         8. ARBITRATION. Any dispute or controversy arising under or in connection with this Plan shall be settled exclusively by arbitration, conducted before a panel of three arbitrators sitting in a location selected by the Bank within fifty (50) miles from the location of the Bank's main office, in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrator's award in any court having jurisdiction; provided, however, that the Employee shall be entitled to seek specific performance of his right to be paid until the date of his or her termination during the pendency of any dispute or controversy arising under or in connection with this Plan, other than in the case of a termination for Cause.


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9.       REQUIRED PROVISIONS.

         (a) The Bank may terminate the Employee's employment at any time. The Employee shall not have the right to receive compensation or other benefits for any period after termination for Cause as defined hereinabove.

         (b) If the Employee is suspended from office and/or temporarily prohibited from participating in the conduct of the Bank's affairs by a notice served under Section 8(e)(3) (12 USC section 1818(e)(3)) or 8(g)(1) (12 US section 1818(g)(1)) of the Federal Deposit Insurance Act, or under Ohio Revised Code Section 1511.18, the Bank's obligations under the Plan shall be suspended as of the date of service, unless stayed by appropriate proceedings. If the charges in the notice are dismissed, the Bank may in its discretion (i) pay the Employee all or part of the compensation withheld while its contract obligations were suspended and (ii) reinstate (in whole or in part) any of its obligations which were suspended.

         (c) If the Employee is removed and/or permanently prohibited from participating in the conduct of the Bank's affairs by an order issued under Section 8(e)(4) (12 USC section 1818(e)(4)) or 8(g)(1) (12 USC section 1818(g)(1)) of the Federal Deposit Insurance Act, or under Ohio Revised Code Section 1511.18, all obligations of the Bank under the Plan shall terminate as of the effective date of the order, but vested rights of the contracting parties shall not be affected.

         (d) If the Bank is in default as defined in Section 3(x)(1) (12 USC section 1813(x)(1)) of the Federal Deposit Insurance Act, all obligations of the Bank under this Plan shall terminate as of the date of default, but this paragraph shall not affect any vested rights of the Plan participants.

         (e) All obligations of the Bank under this contract shall be terminated, except to the extent determined that continuation of the contract is necessary for the continued operation of the Bank, (i) by the Director of the OTS or his or her designee at the time the FDIC enters into an agreement to provide assistance to or on behalf of the Bank under the authority contained in Section 13(c) (12 USC section 1823(c)) of the Federal Deposit Insurance Act; or (ii) by the Director or his or her designee at the time the Director or his or her designee approves a supervisory merger to resolve problems related to operation of the Bank or when the Bank is determined by the Director to be in an unsafe or unsound condition. Any rights of the parties that have already vested, however, shall not be affected by such action.

         (f) Notwithstanding anything herein contained to the contrary, any payments to the Employee by the Bank, whether pursuant to this Plan or otherwise, are subject to and conditioned upon their compliance with
         Section 18(k) of the Federal Deposit Insurance Act, 12 U.S.C. Section 1828(k), and the regulations promulgated thereunder in 12 C.F.R. Part 359.




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         (g) Following a Change in Control, the foregoing paragraphs of this
         Section 9, shall be read by substituting the term "Acquiror" for the term "Bank" wherever the latter appears herein.

         10. AMENDMENT. The Bank reserves the right to amend the Plan at any time, with or without advance notice, provided such amendment does not reduce the benefits to any Employee under the Plan.

         11. GOVERNING LAW. This validity, interpretation, construction and performance of the Plan shall be governed by the laws of the State of Ohio, except to the extent that such laws contravene or are inconsistent with Federal laws.

         12. SUCCESSORS AND ASSIGNS. The provisions of this Plan shall bind and inure to the benefit of the Bank and its successors and assigns. The term "successors" as used herein shall include an Acquiror or any corporate or other business entity which shall, whether by merger, consolidation, purchase or otherwise acquire all or substantially all of the business and assets of the Bank, and successors of any such corporation or other business entity.


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


         IN WITNESS WHEREOF, the Bank has caused the Plan to be executed by its duly authorized officers and the corporate seal to be affixed and duly attested, as of the _24th___ day of September, 2002.


Effective Date:   September 24, 2002.



ATTEST:                                       METROPOLITAN BANK AND TRUST
                                              COMPANY


/s/ David G. Slezak                           /s/  Kenneth T. Koehler
--------------------------                    ----------------------------------
Secretary                                     President



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                                   SCHEDULE A
                                   ----------



                       METROPOLITAN BANK AND TRUST COMPANY


                               RETENTION PAY PLAN




FULL NAME                 TITLE & POSITION                   AMOUNT
---------                 ----------------                   ------

Kenneth T. Koehler        President and Chief                $300,000
                              Executive Officer

Leonard D. Kichler        Executive Vice President -          100,000
                              Relationship Banking



Note: The above are the executive officers of the Registrant that participate in the subject Plan.

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